NEWS RELEASE

For Immediate Release   July 20, 2000

Contacts:   John K. Keach, Jr.                        Lawrence E. Welker
            Chairman of Board                         Executive Vice President
            President/CEO                             Chief Financial Officer

            (812) 373-7816                            (812) 523-7308




                         HOME FEDERAL BANCORP ANNOUNCES

                  ANNUAL EARNINGS AND STOCK REPURCHASE PROGRAM


(Seymour, In) -- Home Federal Bancorp (the "Company") (NASDAQ: HOMF), the holding company of Home Federal Savings Bank of Seymour, Indiana (the "Bank"), announced today that the Board of Directors has approved the third repurchase, from time to time, on the open market of up to 5% of the Company's outstanding shares of common stock, without par value ("Common Stock"), or 236,729 such shares. Such purchases will be made subject to market conditions in open market or block transactions. Repurchases may begin July 31, 2000.

According to John K. Keach, Jr., Chairman of the Board of the Company, the Board believes that the Company's shares are currently undervalued by the market and that open market purchases will have the potential effect of enhancing the book value per share and the potential to enhance growth in earnings per share of the Company's remaining outstanding shares.

The Company also announced today quarterly earnings of $2,495,000, or $0.54 basic and $0.51 diluted earnings per common share, for its fourth quarter ended June 30, 2000. This compared to earnings of $2,682,000, or $0.54 basic and $0.50 diluted earnings per common share a year earlier. Earnings per share on a dilutive basis remained the same due to the stock repurchases made by the Company during the past fiscal year. For the fiscal year ended June 30, 2000 net income was $9,438,000, or $1.97 basic and $1.88 diluted earnings per common share, compared to $10,477,000, or $2.06 basic and $1.95 diluted earnings per common share, a year earlier. Basic and diluted earnings per common share decreased 4.6% and 3.5% for the annual period, respectively. The decrease in net income for both the quarter and year-to-date were attributed to decreases in gain on sale of loans due to the higher rate environment and reduced loan originations compared to the year ago periods. For the quarter ended June 30, 2000 the after tax reduction on gain on sale of loans of $229,000 more than accounted for the $187,000 reduction in net income for the quarter ended June 30, 2000 compared to the quarter ended June 30, 1999. For the year ended June 30, 2000 compared to the year ended June 30, 1999 the after tax reduction in gain on sale of loans of $1,606,000 more than accounted for the $1,039,000 reduction in annual net income. If it were not for the above average loan activity in fiscal year 1999 the current fiscal year's income would have exceeded last years. Both the three-month and twelve month periods saw increases in net interest income, increases in non-interest income exclusive of gain on sale of loans, and only a 3.8% increase in non-interest expenses for the year.

In fiscal year 2000, net interest income after provision for loan losses increased by $1,247,000. This increase was due to growth in the loan portfolio as well as a stable net interest margin.

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




Home Federal Bancorp
Fourth Quarter Earnings

Page 2

Other income decreased $2,340,000 from $10,004,000 in fiscal year 1999 to $7,664,000 in fiscal year 2000. This decrease was primarily due to the decreases in gain on sale of loans of $2,660,000 and gain on sale of securities of $118,000. The decrease in gain on sale of loans has been discussed in previous releases but is primarily due to the higher rate environment in fiscal 2000 compared to fiscal 1999. The higher rate environment slowed new loan and refinance activity as well as reducing the percentage of loans being originated as fixed rate loans which the Bank normally sells. The current year loss on sales of securities was due to a partial restructuring of the investment portfolio where low rate securities were sold at a loss and replaced with higher yielding investments. These losses will be recovered in less than one year from the higher yielding investments they were replaced with.

Other expense increased slightly over the prior fiscal year to $16,446,000 from $15,851,000, a $595,000 increase, or 3.8%. The increases came primarily from compensation and employee benefits which were up due to normal salary increases. Occupancy and equipment expense also contributed to the increase in other expenses due primarily to increased technology spending and expenses associated with the renovation of the downtown Columbus office.

Return on average assets for the year ended June 30, 2000, was 1.20%, while return on average equity was 13.84%, down from the prior year of 1.42% and 15.13%, respectively. These ratios were down primarily due to the reduced income from gain on sale of loans previously disclosed.

Non-performing assets as a percentage of total assets was 0.52% at June 30, 2000, compared to 0.75%, at June 30, 1999. Non-performing loans to total gross loans was 0.46% for the current year-end compared to 0.60% at June 30, 1999. These represent a 31% and 23% improvement, respectively, for these two key measures of asset quality.

For the quarter ending June 30, 2000 net interest income after provision for loan loss increased to $6,197,000 compared to $5,822,000 for the same period one year ago.

Total other income decreased $72,000 to $2,149,000 for the fourth quarter ended June 30, 2000 compared to $2,221,000 for the quarter ended June 30, 1999. The decrease was due primarily to the reduction in mortgage loan originations and the resultant reduction in gain on sale of loans as discussed previously.

Non-interest expenses in the quarter ended June 30, 2000 increased to $4,311,000, compared to the quarter ended June 30, 1999 of $3,807,000. The increase in non-interest expense was the result of increases in compensation and employee benefits expense, comprised of increased compensation expense, retirement benefits and health insurance costs. In addition, miscellaneous expenses were up $129,000 due in part to $79,000 increases in REO expenses incurred in the quarter as well as other miscellaneous expenses.

The Company's assets totaled $832,154,000 as of June 30, 2000, an increase of $87,645,000 or 11.8%, from June 30, 1999. Loans receivable grew by $65,089,000.

As of June 30, 2000, shareholders' equity was $69,486,000, a decrease of 0.21% from $69,635,000 at June 30, 1999. The decrease was the result of shareholder dividends and stock repurchases during the year. Based on June 30, 2000, book value of $14.68 per share, Home Federal Bancorp stock was trading at 112% of book value on that date. The stock price at June 30, 2000 was $16.50 per share or 8.8 times fiscal year 2000 diluted earnings per share.

Home Federal Bancorp is a unitary holding company, with Home Federal Savings Bank as its principal subsidiary. Home Federal Savings Bank, a FDIC insured savings bank founded in 1908, offers a wide range of consumer and commercial financial services through 16 offices in southeastern Indiana.


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

HOME FEDERAL BANCORP
CONSOLIDATED BALANCE SHEETS
(in thousands)
(audited)                                                                  June 30,     June 30,
                                                                             2000         1999
                                                                          ---------    ---------
ASSETS:

Cash ..................................................................   $  21,184    $  21,377
Interest-bearing deposits .............................................          12       11,529
                                                                          ---------    ---------
  Total cash and cash equivalents .....................................      21,196       32,906
                                                                          ---------    ---------
Securities available for sale at fair value (amortized cost $101,918
     and $74,482) .....................................................      99,364       73,521
Securities held to maturity (fair value $7,622 and $4,960) ............       7,776        4,987
Loans held for sale (fair value $2,343 and $5,136) ....................       2,376        5,102
Loans receivable, net of allowance for loan losses of $4,949 and $4,349     652,007      586,918
Investments in joint ventures .........................................      10,333        7,090
Federal Home Loan Bank stock ..........................................       9,037        5,814
Accrued interest receivable, net ......................................       5,750        4,897
Premises and equipment, net ...........................................       9,084        9,129
Real estate owned .....................................................       1,235        2,050
Prepaid expenses and other assets .....................................       6,114        4,404
Cash surrender value of life insurance ................................       6,387        6,095
Goodwill ..............................................................       1,495        1,596
                                                                          ---------    ---------
   TOTAL ASSETS .......................................................   $ 832,154    $ 744,509
                                                                          =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits ..............................................................   $ 572,893    $ 579,882
Advances from Federal Home Loan Bank ..................................     175,486       87,895
Senior debt ...........................................................       6,205        1,000
Other borrowings ......................................................       2,742        1,515
Advance payments by borrowers for taxes and insurance .................         406          270
Accrued expenses and other liabilities ................................       4,936        4,312
                                                                          ---------    ---------
   Total liabilities ..................................................     762,668      674,874
                                                                          ---------    ---------
Shareholders' equity:
 No par preferred stock; Authorized: 2,000,000 shares
  Issued and outstanding: None

 No par common stock; Authorized: 15,000,000 shares
  Issued and outstanding: .............................................       8,335        8,512
     4,734,585 shares at June 30, 2000
     4,984,814 shares at June 30, 1999
 Retained earnings, restricted ........................................      62,251       61,699
Accumulated other comprehensive loss, net of taxes ....................      (1,100)        (576)
                                                                          ---------    ---------
   Total shareholders' equity .........................................      69,486       69,635
                                                                          ---------    ---------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........................   $ 832,154    $ 744,509
                                                                          =========    =========


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

HOME FEDERAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)                                                     Three Months Ended    Twelve Months Ended
                                                                     June 30,               June 30,
                                                               --------------------   -------------------
Interest income:                                                 2000        1999       2000       1999
                                                               --------    --------   --------   --------
 Loans receivable ..........................................   $ 13,647    $ 12,158   $ 51,056   $ 49,602
 Securities available for sale and held to maturity ........      1,770       1,112      6,316      4,005
 Other interest income .....................................         52         187        437        604
                                                               --------    --------   --------   --------
Total interest income ......................................     15,469      13,457     57,809     54,211
                                                               --------    --------   --------   --------
Interest expense:
 Deposits ..................................................      6,212       5,888     23,911     24,037
 Advances and borrowings ...................................      2,656       1,398      8,258      6,098
                                                               --------    --------   --------   --------
Total interest expense .....................................      8,868       7,286     32,169     30,135
                                                               --------    --------   --------   --------
Net interest income ........................................      6,601       6,171     25,640     24,076
Provision for loan losses ..................................        404         349      1,441      1,124
                                                               --------    --------   --------   --------
Net interest income after provision for loan losses ........      6,197       5,822     24,199     22,952
                                                               --------    --------   --------   --------

Other income:
 Gain on sale of loans .....................................        165         544        720      3,380
 Gain  (loss) on sale of securities ........................          -           -       (116)         2
 Income from joint ventures ................................        298         144        789        412
 Insurance, annuity income, other fees .....................        344         268      1,192      1,243
 Service fees on NOW accounts ..............................        555         533      2,174      2,054
 Net gain (loss) on real estate owned and repossessed assets         81         (36)       173        (34)
 Loan servicing income .....................................        243         321      1,064      1,103
 Miscellaneous .............................................        463         447      1,668      1,844
                                                               --------    --------   --------   --------
Total other income .........................................      2,149       2,221      7,664     10,004
                                                               --------    --------   --------   --------
Other expenses:
 Compensation and employee benefits ........................      2,390       2,035      8,927      8,417
 Occupancy and equipment ...................................        632         612      2,502      2,359
 Service bureau expense ....................................        216         197        853        784
 Federal insurance premium .................................         29          81        224        320
 Marketing .................................................        158         125        479        514
 Goodwill amortization .....................................         25          25        101        101
 Miscellaneous .............................................        861         732      3,360      3,356
                                                               --------    --------   --------   --------
Total other expenses .......................................      4,311       3,807     16,446     15,851
                                                               --------    --------   --------   --------

Income before income taxes .................................      4,035       4,236     15,417     17,105
Income tax provision .......................................      1,540       1,554      5,979      6.628
                                                               --------    --------   --------   --------
Net Income .................................................   $  2,495    $  2,682   $  9,438   $ 10,477
                                                               ========    ========   ========   ========


Basic earnings per common share                                $   0.54    $   0.54   $   1.97   $   2.06
Dilutive earnings per common share                             $   0.51    $   0.50   $   1.88   $   1.95

Basic weighted average number of shares                        4,732,589   5,026,322  4,802,240  5,087,398
Dilutive weighted average number of shares                     4,872,031   5,296,375  5,022,453  5,382,329
Dividends per share                                            $  0.138    $  0.125   $  0.538   $  0.445


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

Supplemental Data:                                   Three Months Ended          Year to Date
                                                           June 30,                June 30,
                                                     -------------------        --------------
                                                       2000       1999          2000     1999
                                                       ----       ----          ----     ----
Weighted average interest rate earned
    on total interest-earning assets ...........       8.21%      7.80%         8.01%    7.94%
Weighted average cost of total
    interest-bearing liabilities ...............       4.83%      4.40%         4.56%    4.60%
Interest rate spread during period .............       3.38%      3.40%         3.45%    3.34%

Net yield on interest-earning assets
    (net interest income divided by average
    interest-earning assets on annualized basis)       3.50%      3.58%         3.55%    3.53%
Total interest income divided by average
    total assets (on annualized basis) .........       7.55%      7.25%         7.37%    7.37%
Total interest expense divided by
    average total assets (on annualized basis) .       4.35%      3.94%         4.10%    4.10%
Net interest income divided by average
    total assets (on annualized basis) .........       3.22%      3.32%         3.27%    3.27%

Return on assets (net income divided by
    average total assets on annualized basis) ..       1.22%      1.45%         1.20%    1.42%
Return on equity (net income divided by
    average total equity on annualized basis) ..      14.56%     15.31%        13.84%   15.13%

Net interest margin to average
       earning Assets ..........................       3.50%      3.58%         3.55%    3.53%
Net interest margin to average assets ..........       3.22%      3.32%         3.27%    3.27%

Efficiency Ratio................................                               50.30%   50.60%

                                                         At June 30,
                                                      ----------------
                                                       2000      1999
                                                       ----      ----

Book value per share outstanding ..................   $14.68    $13.97
Interest rate spread ..............................     3.29%     3.58%



Nonperforming Assets:
          Loans: Non-accrual ......................   $2,422    $3,509
                 Past due 90 days or more .........        -         -
                 Restructured .....................      632        61
                                                      ------    ------
       Total nonperforming loans ..................    3,054     3,570
       Real estate owned, net .....................    1,210     1,936
       Other repossessed assets, net ..............       25       114
                                                      ------    ------
       Total Nonperforming Assets .................   $4,289    $5,620
                                                      ======    ======


Nonperforming assets divided by total assets.......     0.52%     0.75%
Nonperforming loans divided by total loans ........     0.46%     0.60%


Balance in Allowance for Loan Losses                  $4,949    $4,349


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